EXHIBIT 99.1
Celebrate Express, Inc. Announces Date of Shareholder Meeting for Merger Vote
KIRKLAND, WA —(BUSINESS WIRE)—August 7, 2008—Celebrate Express, Inc. (Nasdaq:BDAY) today announced that a special meeting of its shareholders to consider a proposal to adopt the merger agreement (originally announced on June 26, 2008) between it and Liberty Media Corporation has been scheduled for Thursday, August 28, 2008, at 11:00am, Pacific Time. Celebrate Express shareholders of record as of the close of business on July 9, 2008 will be entitled to vote at the special meeting. Shareholder approval would satisfy a necessary condition toward the acquisition of Celebrate Express by Liberty Media Corporation and the payment of $3.90 per share in cash without interest and less any withholding taxes for each outstanding share of Celebrate Express common stock, which represents a premium of 70% over the closing price of Celebrate Express common stock on June 26, 2008, the last full trading day before the merger was announced.
The Celebrate Express board of directors unanimously recommends that shareholders vote “FOR” the proposal to approve the merger and the merger agreement and “FOR” the proposal to adjourn the meeting to a later date to allow time to solicit additional proxies in favor of the adoption of the merger agreement in the event that there are not sufficient votes represented at the special meeting to adopt the merger agreement.
Shareholders are encouraged to read the company’s definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the proposed merger and the reasons behind the board of directors’ recommendation that shareholders vote “FOR” the adoption of the merger agreement.
Owners of approximately 40% of the outstanding common stock, affiliated with three members of the company’s board of directors, have entered into a voting agreement with Liberty Media Corporation, pursuant to which these shareholders have agreed to vote “FOR” the merger.
The vote of Celebrate Express shareholders is very important regardless of the number of shares of common stock they own.  Whether or not shareholders are able to attend the special meeting in person, they should complete, sign and date the proxy card and return it in the pre-paid, addressed envelope promptly. Voting by proxy now will not affect a shareholder’s right to vote their shares in person if they choose to attend the special meeting.

Forward-looking Statements
This press release contains forward-looking statements, including, without limitation, all statements related to plans, future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “suggest,” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Our actual results and timing of events could differ materially, including demand for our products, our ability to manage our costs, our ability to manage our distribution and fulfillment operations, competition from other retailers, the strength of our brands, our ability to recruit and maintain senior management and other key personnel, and other risks detailed in our filings with the Securities and Exchange Commission, including our most recent Quarterly Report filed on Form 10-Q and our Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which reflect only an analysis and speak only as of the date of this press release. Celebrate Express undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Additional Information
In connection with the proposed acquisition of Celebrate Express by Liberty Media Corporation and the special meeting of shareholders, Celebrate Express filed a definitive proxy statement with the SEC on August 7, 2008.  Prior to the special meeting, Celebrate Express will furnish the definitive proxy statement to its shareholders, together with a proxy card. Celebrate Express shareholders are strongly advised to carefully read Celebrate Express’s definitive proxy statement. Shareholders will be able to obtain the definitive proxy statement on file with the SEC and any other documents filed by Celebrate Express with the SEC for free at the internet website maintained by the SEC at www.sec.gov. Shareholders will be able to obtain free copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement at Celebrate Express’s website at www.CelebrateExpress.com or by writing to Celebrate Express, Inc., 11232 120th Ave NE, Suite 204, Kirkland WA 98033, Attention: Corporate Secretary. Celebrate Express and its directors, officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Additional information regarding the solicitation of proxies is available in the definitive proxy statement filed with the SEC on August 7, 2008.
About Celebrate Express, Inc.
Celebrate Express is a leading online and catalog retailer of celebration products serving families with young children. The company currently has two primary brands: Birthday Express markets children’s party products, and Costume Express markets costumes and accessories. The company utilizes its branded website Celebrateexpress.com, complemented by its branded catalogs, to offer products as complete coordinated solutions. The company’s goal is to help families celebrate the special moments in their lives. For more information, please visit www.celebrateexpress.com.
CONTACT: Celebrate Express, Inc. 425-636-1960 Invest@celebrateexpress.com